UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2010

SUBAYE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34660	35-2089848

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9/F., Beijing Business World,
56 East Xinglong Street,
Chongwen District
Beijing, China 100062
(Address of principal executive offices) (Zip Code)

(86) 20 3999 0266
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On September 21, 2010, the Company appointed Mr. King Rong to serve as Senior Vice President of Sales and Marketing.  Mr. Rong joins Subaye, Inc. after working in online sales and marketing for over 11 years.  Prior to his appointment at Subaye, Inc., Mr. Rong served as Customer Marketing Manager for Google (China), where he led business-to-business activities and export marketing.  From October 2008 through December 2009, Mr. Rong served as the Vertical Head, General Manager of South China for Google (China).  From April 2006 through October 2008, Mr. Rong served as Industry Sales Manager of Google (China).  Prior to April 2006, Mr. Rong worked for four years at Yahoo! (China) Limited where he was an Account Manager from March 2002 through August 2003 and an Account Director from August 2003 to April 2006.  Prior to March 2002, Mr. Rong was a Senior Account Manager for Lycos Asia (China) Limited from August 1999 through March 2002.  Mr. Rong graduated from INSEAD Business School in 2010 and received a Bachelor of Machine from Shaghai Jiao Tong University in 1999.

On September 22, 2010, the Company issued a press release announcing the appointment of Mr. King Rong to serve as Senior Vice President of Sales and Marketing.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 8.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit
Number	Exhibit Title or Description

99.1	Press Release of Subaye, Inc., dated September 22, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 22, 2010

SUBAYE, INC.

By:	/s/ Zhiguang Cai
Name: Zhiguang Cai
Title: Chief Executive Officer